Exhibit 3.12.1

STATE OF KANSAS

OFFICE OF SECRETARY OF STATE
JACK H. BRIER • SECRETARY OF STATE

To all to whom these presents shall come, Greeting:

I, JACK H. BRIER, Secretary of State of the State of Kansas, do hereby certify that the following and hereto attached is a true copy of

[Seal of ..]	ARTICLES OF INCORPORATION

OF

Travel Air Insurance Company (Kansas)

FILED:	DECEMBER 17, 1981

the original of which is now on file and a matter of record in this office.

IN TESTIMONY WHEREOF:

I hereto set my hand and cause to be affixed my official seal.

Done at the City of Topeka, this Seventeenth day of December A.D. 1981

/s/ JACK H. BRIER
JACK H. BRIER
SECRETARY OF STATE
/s/ Willa M. Roe
BY	ASSISTANT SECRETARY OF STATE
Willa M. Roe

J. E. Stokdyk 450 Page Court. 200 W. Douglas 672002

ARTICLES OF INCORPORATION

We, the undersigned incorporators, hereby associate ourselves together to establish a corporation FOR profit under the laws of the state of Kansas.

FIRST: The name of the corporation is Travel Air Insurance Company (Kansas).

SECOND: The location of its principal place of business in this state is Wichita, Kansas.

THIRD: The location of its Registered Office in this state is Page Court, 220 West Douglas Street, Wichita, Sedgwick County, Kansas 67202.

FOURTH: The name and address of its Resident Agent in this state is J. E. Stokdyk, Page Court, 220 West Douglas Street, Wichita, Kansas 67202.

FIFTH: The corporation is organized for profit; and the nature and purposes of its business are:

1. To insure against damage or destruction from any cause, to aircraft of all kinds.

2. To insure manufacturers, dealers, distributors, maintenance and repair shops and individuals, overhaul facilities and mechanics against liability arising from defective workmanship.

3. To insure the property and fixed assets of an insured engaged in any phase of the aviation industry against losses of any kind and damage or destruction from any cause.

4. To insure against liability of the insured for death, disability or damage suffered by an employee or other person, and to insure the obligations accepted by or imposed upon employers under the laws for workers’ compensation.

5. To reinsure its own risks with other companies and to reinsure other companies’ risks.

6. To insure against loss of or damage to or destruction of property or property interests of the insured against such loss or damage to the property interests of others for which the insured may be liable. [Seal of ..]

7. To insure against bodily injury or death by accident and against disablement resulting from sickness and every insurance appertaining thereto.

8. To insure against all liability exposures of the insured of any type or nature arising from any cause.

9. To conduct any and all business not prohibited by Chapter 40 of the Kansas Insurance Code.

SIXTH: The total amount of capital of this corporation is Six Hundred Thousand Dollars ($600,000.00), and the total number of shares into which it is divided is as follows:

600,000 shares of common capital stock, par value of One Dollar ($1.00) each.

The total number of shares which this corporation shall be authorized to issue is as follows:

50,000,000 shares of common stock, par value of One Dollar ($1.00) each.

500,000 shares of preferred stock, par value of One Hundred Dollars ($100.00) each.

SEVENTH: The amount of capital with which this corporation will commence business is Six Hundred Thousand Dollars ($600,000.00).

EIGHTH: The said Company shall be operated as a stock insurance company, and may issue policies upon both the participating plan and the non-participating plan. The Board of Directors of said company may from time to time distribute equitably to the holders of participating policies issued by said company such sum out of the earnings as in its judgment is proper, after setting aside from said earnings such sums for dividends to be paid stockholders and for surplus as the Board of Directors shall see fit. Such distribution of earnings may be made by an equitable apportionment to holders of participating policies issued by the company irrespective of the class and character of their risk or risks, or the Board of Directors nay in its discretion classify the risks of the company according to the various hazards covered and distribute such earnings or any portion thereof to the holders of participating policies in each classification according to the experience of the company in such classes.

NINTH: The names and places of residence of each of the incorporators are as follows:

J. E. Stokdyk	Killarnev Place
Wichita, KS 67216

Charles J. Slawson	105 S. Battin Avenue
Wichita, KS 67218

Ivan M. West	1818 West 18th
Wichita, KS 67202

Robert Martin	278 So. Brookside
Wichita, KS 67218

William L. Oliver, Jr.	8 Lakeside Boulevard
Wichita, KS 67207

Seymour Colman	17495 Drayton Hall
San Diego, CA 92128

H. E. Clendenen	510 So. Jefferson
Indianola, Iowa 50125

Travel Air Insurance Company, Ltd.	Front Street
Hamilton 5, Bermuda

Each of the above named incorporators shall be directors for the first year except Travel Air Insurance Company, Ltd.

TENTH: The number of Directors shall be not less than five (5) and not more than twelve (12), the exact number to be prescribed by the By-Laws. The Directors will be appointed and elected under a formula which will comply with K.S.A. 40-305 and amendments thereto.

IN TESTIMONY WHEREOF, we have hereunto subscribed our names this 16th day of December , 1981.

Approved for filing:

/s/ Fletcher Bell
Fletcher Bell
Commissioner of Insurance

Dated: December 17 1981

/s/ J. E. Stokdyk
J. E. Stokdyk

STATE OF Kansas	)
	)	ss:
COUNTY OF Sedgwick	)

Personally appeared before me, a Notary Public in and for the County and State above mentioned, the above-named J. E. Stokdyk, who is personally known to me to be the same person who executed the foregoing instrument of writing, and duly acknowledged the execution of the same.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal, this 16 day of December, 1981.

Notary Public

[Seal of..]	My Commission Expires:

July 19, 1985

/s/ Ivan M. West
Ivan M. West

STATE OF Kansas	)
	)	ss:
COUNTY OF [ILLEGIBLE]	)

Personally appeared before me, a Notary Public in and for the County and State above mentioned, the above-named Ivan M. West, who is personally known to me to be the same person who executed the foregoing instrument of writing, and duly acknowledged the execution of the same.

IN TESTIMONY WHEREOF, I have hereunto subscribed, my name and affixed my official seal, this 15th day of December, 1981.

Notary Public

My Commission Expires:

June 19, 1985

/s/ William L. Oliver, Jr.
William L. Oliver, Jr.

STATE OF Kansas	)
	)	ss:
COUNTY OF Sedgwick	)

Personally appeared before me, a Notary Public in and for the County and State above mentioned, the above-named William L. Oliver, Jr., who is personally known to me to be the same person who executed the foregoing instrument of writing, and duly acknowledged the execution of the same.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal, this 16th day of December, 1981.

Notary Public

My Commission Expires:

October 1, 1982

/s/ H. E. Clendenen
H. E. Clendenen

STATE OF [LLEGIBLE]	)
	)	ss:
COUNTY OF [ILLEGIBLE]	)

Personally appeared before me, a Notary Public in and for the County and State above mentioned, the above-named H. E. Clendenen, who is personally known to me to be the same person who executed the foregoing instrument of writing, and duly acknowledged the execution of the same.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal, this [ILLEGIBLE] day of [ILLEGIBLE], 1981.

[ILLEGIBLE]
Notary Public

My Commission Expires:

[ILLEGIBLE]

/s/ Charles J. Slawson
Charles J. Slawson

STATE OF Kansas	)
) ss:
COUNTY OF Sedgwick	)

Personally appeared before me, a Notary Public in and for the County and State above mentioned, the above-named Charles J. Slawson, who is personally known to me to be the same person who executed the foregoing instrument of writing, and duly acknowledged the execution of the same.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal, this 16th day of December, 1981.

Notary Public

My Commission Expires:

/s/ Robert Martin
Robert Martin

STATE OF Kansas	)
) ss:
COUNTY OF Sedgwick	)

Personally appeared before me, a Notary Public in and for the County and State above mentioned, the above-named Robert Martin, who is personally known to me to be the same person who executed the foregoing instrument of writing, and duly acknowledged the execution of the same.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal, this 16th day of December, 1981.

Notary Public

My Commission Expires:

July 13, 1985

/s/ Seymour Colman
Seymour Colman

STATE OF California	)
) ss:
COUNTY OF San Diego	)

Personally appeared before me, a Notary Public in and for the County and State above mentioned, the above-named Seymour Colman, who is personally known to me to be the same person who executed the foregoing instrument of writing, and duly acknowledged the execution of the same.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal, this 16th day of December 1981.

/s/ LORRAINE FOLLIS
Notary Public
LORRAINE FOLLIS

My Commission Expires:

August 22, 1983

Travel Air Insurance Co., Ltd.

STATE OF California	)
) ss:
COUNTY OF San Diego	)

Personally appeared before me, a Notary Public in and for the County and State above mentioned, came Seymour Colman duly authorized to execute same on behalf of Travel Air Insurance Company, Ltd. and who is personally known to me to be the person who executed the foregoing instrument of writing, and duly acknowledged the execution of the same.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal, this 16th day of December, 1981.

/s/ LORRAINE FOLLIS
Notary Public
LORRAINE FOLLIS

My Commission Expires:

August 22, 1983